SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-LENOX GROUP INC.
          GAMCO ASSET MANAGEMENT INC.
                       3/21/07            5,000-            5.6314
                       3/14/07            1,000-            5.0510
                       2/09/07            5,000-            4.3014
                       2/07/07           11,850-            4.0494
                       1/30/07            1,500-            3.7160
                       1/29/07            5,000-            3.7032
                       1/22/07            5,000-            3.6300

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.